EXECUTION VERSION DATED: JUNE 24, 2025 GALLO FINANCE LIMITED as Seller TOKYO CENTURY CORPORATION as Seller Guarantor and LATAM AIRLINES GROUP S.A. as Buyer AIRCRAFT SALE AND PURCHASE AGREEMENT relating to the sale of one (1) Boeing 787-8 Aircraft with Manufacturer’s Serial Number 38466 with Chilean Registration Mark CC-BBB

Signature Page Aircraft Sale and Purchase Agreement MSN 38466 IN WITNESS WHEREOF, this Agreement has been signed on the day and year first above written. GALLO FINANCE LIMITED, as Seller By: Name: Title: By: Name: Title: TOKYO CENTURY CORPORATION, as Seller Guarantor By: Name: Title:

IN WITNESS WHEREOF, this Agreement has been signed on the day and year first above written. GALLO FINANCE LIMITED, as Seller By: Name: Title: By: Name: Title: TOKYO CENTURY CORPORATION, as Seller Guarantor By: Amanda DarlingName: Title: Attorney-In-Fact K&L Gates LLP Signature Page Aircraft Sale and Purchase Agreement MSN 38466

Signature Page Aircraft Sale and Purchase Agreement MSN 38466 LATAM AIRLINES GROUP S.A., as Buyer By: Name: Title: By: Name: Title: Docusign Envelope ID: B7A2C6A9-727E-4724-8DE3-4E341E71C8EE Andrés del Valle Authorised Signatory Sebastián Acuto Authorised Signatory